Exhibit 10.18

LOAN AGREEMENT

This Loan Agreement (this “Agreement”), dated as of November 21, 2020, is made by and among Full Truck Alliance Co. Ltd. (the “Company”), an exempted company incorporated under the laws of the Cayman Islands with limited liability, with its registered office at Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands, WANG Gang, an individual holding passport of the PRC with the passport number of ******** and Mesterywang Investments Limited (“Mesterywang”, together with WANG Gang, collectively as the “Borrowers” and each a “Borrower”).

WHEREAS:

the Borrowers wish to borrow from the Company, and the Company wishes to extend to the Borrowers, the Loan (as defined below) upon the terms and conditions set forth in this Agreement.

The parties hereby agree as follows:

1.	Loan. Subject to the terms and conditions of this Agreement, the Company shall make available to the Borrowers a loan in the principal amount equal to US$200,000,000 (the “Loan”).

2.

Advance. The Company shall make advance in the principal amount of the Loan in one lump sum on a date (the “Advancement Date”) no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Section 6 below. At the Advancement Date, the Loan shall be advanced to the following account:

Beneficiary Bank: Bank Julius Baer & Co. Ltd, Singapore

Beneficiary Account Name: Mesterywang Investments Limited

Beneficiary Account No.: SG01770226-01

SWIFT: BAERSGSG

BIC: BAERSGSG

Bank Address:7 Straits View, #28-01, Marina One East Tower, Singapore 018936

Corresponding Bank:

Citibank N.A., New York (CITIUS33) acct 36325974

In favor of Bank Julius Baer & Co Ltd, Singapore (BAERSGSG)

3.

Interest. The interest rate of the Loan is 1% per annum, calculated based on the actual number of days elapsed in a 365-day year, and the interest accrues from the second anniversary of the date on which the Borrowers receive any of the Loan from the Company.

4.	Maturity Date. The term of the Loan shall commence from the Advancement Date and end on last date of a period of five (5) year starting from the Advancement Date (the “Maturity Date”).

5.

Seniority and Share Charge. The Loan shall at all times constitute the absolute, unconditional, direct and first-priority secured obligations of the Borrowers, senior in right and priority of payment to all other present and future indebtedness (actual or contingent) of the Borrowers. In order to secure the Loan, as a condition precedent to the availability of the advance of the Loan, the Borrowers shall procure Truck Work Logistics Information Co. Ltd, a company incorporated under the laws of the British Virgin Islands and wholly owned by WANG Gang (“Truck Work”), to pledge to the Company, such number of shares held by Truck Work in the Company (the “Charged Shares”) as calculated pursuant to the following formula, as adjusted for any share dividends, splits, combinations, recapitalizations or similar events (the “Share Charge”): N = P/(V*90%), of which, “N” means the number of Charged Shares, “P” means the principal amount and aggregate interest to be accrued on the Loan, i.e. $206,000,000, and “V” means the Per Share Fair Market Value of the Company. For purposes hereof, “Per Share Fair Market Value” of the Company means: (i) if the Company has not consummated an initial public offering, the per share price of the equity securities issued by the Company in its latest equity financing as of the date of enforcement of the Share Charge, or (ii) if the Company has consummated an initial public offering, the closing price of the Company’s shares in the trading day immediately preceding the date of enforcement of the Share Charge. The Borrowers acknowledge and agree that, as of the date of this Agreement, the Charged Shares shall be 398,508,891 Series A-5 Preferred Shares held by Truck Work in the Company. The Loan shall at all times be secured by the charge of the Charged Shares on a first priority basis pursuant to the Share Charge.

6.	Conditions Precedent to Advancement of the Loan. Advancement by the Company of the Loan to the Borrowers shall be subject to the satisfaction or waiver of the following conditions:

(a)

WANG Gang and Truck Work have entered into a share charge with the Company with respect to the Share Charge in substantially the form attached hereto as Exhibit A (the “Share Charge”), and Clauses 3.1 and 3.2of the Share Charge have been complied with;

(b)	All representations and warranties of the Borrowers under this Agreement shall be true and accurate in all respects.

7.	Repayment. The Borrowers shall repay the Loan in full on the Maturity Date. The Borrowers may prepay any part of the Loan with mutual agreement among the Company and the Borrowers.

8.

Representations. The Borrowers hereby jointly and severally represent and warrant to the Company (i) WANG Gang is not a minor and is of legal age to enter into and be bound by the provisions of this Agreement, the Share Charge and any other document entered into in connection therewith; (ii) WANG Gang is of sound mind; (iii) Mesterywang is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (iv) no order has been made or receiver appointed in respect of Borrowers under the laws of any jurisdiction nor has any step or procedure been taken in any jurisdiction which would restrict his/it ability or legal capacity to enter into this Agreement, the Share Charge, or any document entered into in connection therewith, or would require the approval of a third party or an authority; (v) this Agreement constitutes a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms; and (vi) the entry into and performance (including any application of proceeds of sums drawn down under the Loan) of this Agreement by the Borrowers, and the transactions contemplated by this Agreement do not and will not conflict with any law applicable to the Borrowers, or any agreement or other instrument to which any of the Borrowers is a party or which is binding upon him. All the representations and warranties in this Section 8 are made by the Borrowers, on the date of this Agreement and are deemed to be made by the Borrowers, on the Advancement Date and on the first day of each calendar month thereafter by reference to the facts and circumstances then existing.

9.	Mandatory Prepayment.

(a)

The Loan shall become immediately due and payable, and the Share Charge shall become enforceable in accordance with its terms, upon the occurrence of any of the following events: (i) the Borrowers’ failure to pay any sum due under this Agreement, (ii) the Borrowers’ failure to perform or observe any covenant, agreement, undertaking or provision to be performed or observed by the Borrowers under this Agreement or the Share Charges, unless such failure (if curable) shall be cured to the satisfaction of the Company within thirty (30) days after the notice thereof by the Company to the Borrowers, (iii) any representations, warranty or statement made or repeated in, or in connection with, this Agreement by or on behalf of the Borrowers hereunder or in connection herewith being incorrect when made or deemed to be repeated, (iv) either this Agreement or the Share Charge ceasing for any reason (other than scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect, (v) commencement by any Borrower of a voluntary case under any bankruptcy code or occurrence of any bankruptcy or similar event of any Borrower, or consent by any Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower or for any substantial part of its or his property.

(b)

The Company may proceed to protect and enforce its rights by suit in equity action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any security document with respect to the Loan, or in aid of the exercise of any power granted in this Agreement or such other security document. The Company may proceed to enforce payment of the Loan in such manner as it may elect and to realize upon any and all rights in the Charged Shares.

10.

Set-Off. The Company may elect to set off any payment obligation owed to it or its Affiliates by the Borrowers (including without limitation any repayment obligation of the Borrowers owed to the Company with respect to the Loan under this Agreement) hereunder against any obligation owed by the Company or its Affiliates to the Borrowers.

11.	Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

12.	Dispute Resolution.

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with written notice (the “Arbitration Notice”) to the other.

(b)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) under the UNCITRAL Arbitration Rules in force when the Arbitration Notice is submitted, as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Arbitration Rules and as may be amended by the rest of this Section 14. The arbitration tribunal shall consist of three (3) arbitrators to be appointed by the HKIAC.

(c)

The arbitration shall be conducted in English. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(d)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(e)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(f)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

13.

Waiver. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Borrowers hereby expressly waives: (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or the Share Charges), protests, notices of protest and notices of dishonor; (ii) any requirement of diligence or promptness on the part of the Company in the enforcement of its rights under this Agreement or the Share Charges; (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and (iv) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or the Share Charges. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.

Expense. The Borrowers shall pay all costs and expenses of every kind incurred in connection with any proceedings to collect any liabilities now or hereafter evidenced by this Agreement, including attorney fees.

15.

Cumulative Rights. Each and all of the various rights, powers and remedies of a party under this Agreement and under the Share Charges will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement by the other party hereto. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

16.	Indemnity.

(a)

In the event of any breach by the Borrowers under this Agreement, the Borrowers shall assume full liability for, and agrees to and shall indemnify the Company and its directors, employees, assigns and transferees (each, an “Indemnitee”) against and from, any and all indemnifiable losses directly or indirectly incurred or suffered by such Indemnitee as a result of, or based upon or arising from such breach by the Borrowers or any action taken or to be taken by the Company under this Agreement or the preservation or enforcement, or attempted preservation or enforcement, by the Company of any of its rights or remedies under this Agreement; provided that the Borrowers shall not be liable for any indemnifiable losses in the event and to the extent that such indemnifiable losses arise as a result of such Indemnitee’s fraud or willful misconduct;

(b)

Notwithstanding the foregoing, if the Borrowers fails to fully repay the Loan and all interest accrued thereon on or before the Maturity Date, the Company shall be entitled to enforce the Share Charges by selling such Charged Shares at their market price to any third parties and apply the proceeds obtained from such sale against the debt owed by the Borrowers to the Company; if 90% of the then market value of Charged Shares are insufficient to cover the total amount of the outstanding Loan and interest accrued thereon, the Borrowers shall pledge additional shares it held directly or indirectly in the Company, to the Company, so that 90% of the then market value of the Charged Shares plus the additional pledged shares are not lower than the total amount of the outstanding Loan and interest accrued thereon.

17.

Assignment. The Borrowers shall not assign, transfer, mortgage or pledge any of its rights or obligations hereunder without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted assigns and successors.

18.

Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each party hereto. Notwithstanding the foregoing, for the purpose of the initial public offering of the Company, to the extent required by applicable listing rules, the Borrowers shall promptly cooperate with the Company to make adjustments as the Company deem necessary, including but not limited to the Loan becoming immediate due and payable, to the arrangements of the Loan contemplated under this Agreement as well as the Share Charges for the interests of the Company and its then shareholders as a whole..

19.

No Presumption. The Borrowers acknowledges that he/it has carefully read and considered all of the terms and conditions of this Agreement and has been given appropriate opportunities to seek independent legal advice. The parties hereby acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party hereto relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party hereto or its or his counsel.

20.

Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

21.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement. At the request of any party hereto, the other party will re-execute original forms thereof and deliver them to the requesting party. No party hereto will raise the use of electronic delivery (including by means of facsimile machine or electronic mail) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first written above.

Company:

FULL TRUCK ALLIANCE CO. LTD.

By:	/s/ Zhang Hui
Name:
Title:

[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first written above.

Borrowers:

/s/ WANG Gang
WANG Gang

Mesterywang Investments Limited

By:	/s/ Wang Gang
	Name:	Wang Gang
	Title:	Director

[Signature Page to Loan Agreement]

Exhibit A

Share Charge